UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2019

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street

Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2019, QCR Holdings, Inc. (“QCR Holdings”) and Rockford Bank & Trust Company, a wholly owned subsidiary of QCR Holdings (“RB&T”), completed the previously announced sale of substantially all of the assets and transfer of substantially all of the deposits and certain other liabilities of RB&T to Illinois Bank & Trust, a wholly owned subsidiary of Heartland Financial USA, Inc. (“IB&T”), pursuant to a Purchase and Assumption Agreement, dated August 13, 2019, by and among RB&T, IB&T and QCR Holdings (the “Agreement”).

Under the terms of the Agreement, IB&T acquired substantially all of RB&T’s assets for a cash payment and assumed substantially all of RB&T’s deposits and certain other liabilities. The cash amount paid for the assets at closing was determined by the following formula as of the determination date, October 31, 2019: (i) the “Purchase Price Premium,” plus (ii) the aggregate net book value of the acquired assets, minus (iii) the aggregate net book value of the assumed liabilities. The Purchase Price Premium was equal to: (a) 8% of RB&T’s acquired tangible assets, multiplied by (b) 0.345. Based on the aggregate net book value of the acquired assets of approximately $453.9 million and liabilities assumed by IB&T of approximately $419.5 million on the determination date, the Purchase Price Premium was approximately $12.5 million and the total cash payment by IB&T to RB&T was approximately $46.9 million.  In addition, QCR Holdings is retaining net assets of approximately $12.2 million that will be liquidated separately.  The majority of these assets consist of bank-owned life insurance.  In total, the transaction is valued at approximately $59.1 million. Pursuant to the Agreement, the parties will recalculate the final amount of the cash payment due from IB&T based on RB&T’s balance sheet as of the closing date, November 30, 2019.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, dated December 2, 2019, issued by QCR Holdings announcing the completion of the transaction described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(b)         Pro Forma Financial Information

The unaudited pro forma consolidated combined financial information of QCR Holdings for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019, are filed as Exhibit 99.2 and incorporated herein by reference.

(d)         Exhibits.

99.1	Press Release, dated December 2, 2019.

99.2	Unaudited pro forma consolidated combined financial information of QCR Holdings for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: December 2, 2019	By:	/s/ Todd A. Gipple
President, Chief Operating Officer and Chief Financial Officer